BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
High Ridge Commons
Suites 400-403
200 Haddonfield-Berlin Road
Gibbsboro, NJ 08026

Exhibit 23.2

Securities and Exchange Commission
Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We have issued our report dated August 30, 2006, accompanying the financial statements of Beemer Energy, Inc., on Form SB-2 for the period May 10, 2006 (Inception) through June 18, 2006. We hereby consent to the incorporation by reference of said report and to the reference to our firm under the caption “Experts” on the Registration Statement of Alternative Energy Sources, Inc., on Form SB-2.

Signed,

/s/Bagell, Josephs, Levine & Company, LLC

Bagell, Josephs, Levine & Company, L.L.C.
October 11, 2006